                         FORM OF EMPLOYMENT AGREEMENT

      THIS AGREEMENT, dated as of this    day of    , 1998, is made by and
between SNOWDANCE, INC., a Delaware corporation (the "Company"), and STEVEN H. PLAUSTEINER (the "Executive").

      WHEREAS, the Company desires to obtain the services of the Executive, and the Executive is willing to render such services, in accordance with the terms hereinafter set forth; and

      WHEREAS, the Board of Directors of the Company by appropriate resolution have authorized the employment of the Executive as provided for in this Agreement.

      NOW, THEREFORE, the Company and the Executive agree as follows:

                                    ARTICLE I.
                                   DEFINITIONS

      1.1 "Accrued Annual Base Salary" means that portion of the Executive's Annual Base Salary which is accrued but unpaid as of the Date of Termination.

      1.2 "Accrued Annual Incentive Bonus" means the amount of any Annual Incentive Bonus earned with respect to the Fiscal Year ending prior to the Date of Termination but which is unpaid as of the Date of Termination.

      1.3 "Annual Base Salary" has the meaning specified in Section 4.1 of this Agreement.

      1.4 "Annual Incentive Bonus" has the meaning specified in Section 4.2 of this Agreement.

      1.5 "Beneficiary" shall have the meaning specified in Section 6.2 of this Agreement.

      1.6 "Board" means the Board of Directors of the Company.

      1.7 "Cause" means (a) the Executive's committing any felony or other crime involving dishonesty; (b) any serious willful misconduct in the course of the Executive's employment; or (c) the Executive's habitual neglect of the Executive's duties (other than on account of Disability), except that (d) Cause as defined in clauses (b) and (c) shall not mean:

            (i) bad judgment;

            (ii) negligence other than habitual neglect of duty;

            (iii) any act or omission believed by the Executive in good faith to have been in or not opposed to the interest of the Company (without intent of the Executive to gain therefrom, directly or indirectly, a profit to which the Executive was not legally entitled); or

            (iv) any act or omission which can be the subject of indemnification of the Executive under the Bylaws or Articles of Incorporation of either of the Company or applicable law.

Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (1) advance written notice provided to the Executive not less than fourteen (14) days prior to the Date of Termination setting forth the Company's intention to consider terminating the Executive including a statement of the Date of Termination and the specific detailed basis for such consideration for Cause, (2) an opportunity for the Executive, together with his counsel, to be heard before the Board during the fourteen day period ending on the Date of Termination, (3) determinations by the members of the Board that the actions of the Executive constituted Cause and that the Executive's employment should accordingly be terminated for Cause; and (4) a written determination provided by the Board setting forth in full specificity the basis of such Termination of Employment.

      1.8 "Code" means the Internal Revenue Code of 1986 and any subsequent Internal Revenue Code, as amended from time to time.

      1.9 "Commencement Date" shall have the meaning specified in Section 3.1 of this Agreement.

      1.10 "Company" has the meaning specified in the Recitals to this Agreement.

      1.11 "Contract Term" has the meaning specified in Section 3.1 of this Agreement.

      1.12 "Date of Termination" means the date as of which the Executive's employment with the Company is terminated by either of the Company or by the Executive for any reason including, but not limited to, death or Disability.

      1.13 "Disability" means a mental or physical condition which, in the opinion of the Board, renders a Participant unable or incompetent to carry out the job responsibilities which such Participant held or the duties to which such Participant was assigned at the time the disability was incurred, which has existed for at least six (6) months and which is expected to be permanent or to last for an indefinite duration.

      1.14 "Executive" has the meaning specified in the recitals to this Agreement.

      1.15 "Fiscal Year" means the period beginning July 1 and ending June 30 of each year.

      1.16 "Good Reason" means the occurrence of any one of the following events:

            (a) failure of the Executive to be appointed and to continue to be appointed to the position of Chief Executive Officer and Chairman of the Board of Directors of the Company or any present or future affiliate of the Company;

            (b) assignment to the Executive of any duties materially and adversely inconsistent with the Executive's position as specified in
      Article II hereof (or such other position to which he may be promoted), including status, offices, or responsibilities as contemplated under
      Article II of this Agreement or any other action by the Company which results in a material and adverse change in such position, status, offices, titles or responsibilities;

            (c) any change in the Executive's reporting responsibility being solely to the Board of Directors of the Company;

            (d) any material breach by the Company of the provisions of this Agreement;

            (e) any purported termination of the Executive's employment under this Agreement which is not for Cause in strict accordance with Section
      1.7 hereof; or

      1.17 "Termination of Employment" occurs on the first day on which an individual is for any reason no longer employed by the Company.

      1.18 "Termination of Employment Without Cause" or "Without Cause" means a termination of the Executive's employment by the Company for any reason other than Cause.

                                   ARTICLE II.
                                     DUTIES

      2.1 Duties. The Executive shall be a member of the Board of Directors, the Chairman of the Board of Directors and Chief Executive Officer of the Company, and shall assume the duties and responsibilities as specified in the Company's By-Laws, if applicable, and/or as assigned as of the date hereof by the Board of Directors of the Company, it being contemplated that the shareholders and Directors of the Company will elect and re-elect the Executive to those offices throughout the Contract Term. The Executive will report solely to the Board. During the Contract Term, and excluding any periods of vacation, sick leave or Disability to which the Executive is entitled, the Executive agrees to devote 100% of the Executive's working time to the business and affairs of the Company as is necessary for the performance of his duties and to use the Executive's best efforts to perform faithfully and efficiently the duties and responsibilities of the Executive's positions as described herein.

      2.2 Other Activities. During the Contract Term, it shall not be a violation of this Agreement for the Executive to (a) serve on corporate, civic or charitable boards or committees,

(b) deliver lectures, fulfill speaking engagements or teach at educational institutions or (c) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's duties in accordance with this Agreement.

                                  ARTICLE III.
                                TERM OF AGREEMENT

      3.1 Term. Subject to the termination provisions hereinafter provided, the initial term of this Agreement shall commence on the date hereof as set forth in the first paragraph of this Agreement (the "Commencement Date") and end three years after such date. The term "Contract Term" shall mean the initial term of this Agreement plus any extensions thereto. Except as provided in Article VI, the Agreement shall not be terminated prior to the end of the Contract Term.

                                   ARTICLE IV.
                                  COMPENSATION

      4.1 Salary. Commencing with the date hereof, the Company shall pay to the Executive in accordance with the normal payroll practices of the Company (not less frequently than monthly) an annual salary at a rate of $100,000 per year for each year of the Contract Term ("Annual Base Salary"). During the Contract Term, the Annual Base Salary may be increased at any time and from time to time as may be determined from time to time by the Board or the Compensation Committee designated by the Board. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase without the express written consent of the Executive. The term Annual Base Salary as used in this Agreement shall refer to the Annual Base Salary as so increased.

      4.2 Bonus. The Company shall pay or cause to be paid to the Executive an annual bonus ("Annual Incentive Bonus") in either cash or options to purchase the Company's Shares. In determining the amount of such bonus, the Company shall consider the Company's profitability, the Executive's performance, and the total compensation given to executives in a similar position at companies similar to the Company.

                                   ARTICLE V.
                                 OTHER BENEFITS

      5.1 Incentive, Savings and Retirement Plans. In addition to Annual Base Salary and Annual Incentive Bonus, the Executive shall be entitled to participate during the Contract Term in all incentives, savings and retirement plans, practices, policies and programs applicable to other senior executives of the Company, and other perquisites which are available to senior executives of the Company or which hereafter are made available to the senior executive employees of the Company.

      5.2 Life Insurance. During the Contract Term, the Company shall pay the premiums on a life insurance policy for the Executive, such policy to contain
coverage of not less than $    .

      5.3 Welfare Benefits. During the Contract Term, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive any and all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, and without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, dependent life, accidental death and travel accident insurance plans and programs) applicable to other senior executives of the Company.

      5.4 Fringe Benefits. During the Contract Term, the Executive shall be entitled to fringe benefits applicable to other senior executives of the Company.

      5.5 Vacation. During the Contract Term, the Executive shall be entitled to paid vacation time in accordance with the plans, practices, policies, and programs applicable to other senior executives of the Company, but in no event shall such vacation time be less than four weeks per year.

      5.6 Expenses. During the Contract Term, the Executive shall be entitled to receive prompt reimbursement for all reasonable employment-related expenses incurred by the Executive upon the Company's receipt of accountings in accordance with practices, policies and procedures applicable to senior executives of the Company.

      5.7 Legal Fees and Expenses.

            (a) If the Executive incurs legal or other fees and expenses in an effort to establish entitlement to compensation and benefits under this Agreement or to negotiate and draft a new employment agreement with the Company, the Company shall reimburse the Executive for such fees and expenses.

            (b) The Company shall provide reimbursement of fees and expenses, as described in paragraph (a) above, to the Executive on a monthly basis upon the Executive's written submission of a request for reimbursement together with proof that the fees and expenses were incurred.

            (c) If Executive does not prevail (after exhaustion of all available judicial remedies), and a court of competent jurisdiction decides that the Executive had no reasonable basis for bringing an action hereunder or there was an absence of good faith for bringing an action hereunder, no further reimbursement for legal fees and expenses shall be due to the Executive, and Executive shall repay the Company for any amounts previously paid by the Company hereunder with respect to any such action subject to such determination.

                                   ARTICLE VI.
                              TERMINATION BENEFITS

      6.1 Termination of Employment for Cause or Other Than for Good Reason. If, before the end of the Contract Term, the Company terminates the Executive's employment for Cause or the Executive terminates employment other than for Good Reason, the Company shall pay immediately after the Date of Termination to the Executive, in a lump sum, an amount equal to the sum of (a) the Executive's Accrued Annual Base Salary, and (b) his Accrued Annual Incentive Bonus.

      6.2 Termination of Employment for Death or Disability. If, before the end of the Contract Term, the Executive's employment terminates due to death or Disability, the Company shall pay to the Executive, the beneficiaries designated in writing by the Executive, or the Executive's estate, as the case may be, immediately after the Date of Termination, in a lump sum, an amount which is equal to the sum of (a) the Executive's Accrued Annual Base Salary as of the Date of Termination, and (b) the Executive's Accrued Annual Incentive Bonus, and
(c) the Executive's Annual Base Salary for the remainder of the Contract Term. If the Executive dies prior to receiving all of the compensation and benefits payable hereunder, such compensation and benefits shall be paid in the form, at the times and in such amounts as are provided in this contract to the beneficiary designated in writing by the Executive ("Beneficiary") and if no such Beneficiary is designated, to the Executive's estate.

      6.3 Termination of Employment By The Company Without Cause Or By the Executive for Good Reason. If, before the end of the Contract Term, there is a Termination of Employment Without Cause or a Termination of Employment by the Executive for Good Reason:

            (a) the Company shall pay the Executive, immediately after the Date of Termination in immediately available funds, in a lump sum, an amount equal to the sum of (1) the Executive's Accrued Annual Base Salary, (2) any Accrued Annual Incentive Bonus, (3) the Executive's Annual Base Salary for the remainder of the Contract Term, and (4) the Executive's Annual Incentive Bonus for the remainder of the Contract Term, such amount to be equal to the amount of the last Annual Incentive Bonus multiplied by a fraction the numerator of which is the number of months remaining in the Contract Term and the denominator of which is twelve; and

            (b) for a period equal to the greater of two years or the remainder of the Contract Term, Executive shall continue to participate and shall continue to receive all benefits under any Company sponsored incentives, savings and retirement plans, welfare benefit plans, health plans, etc. to which the Executive participates prior to such Termination of Employment; provided, however, that any amounts paid under this Subsection 6.3(b) shall be reduced by any similar benefits earned by the Executive as a result of employment by another employer.

      6.4 Other Termination Benefits. In addition to any amounts or benefits payable upon Termination of Employment hereunder and except as otherwise provided herein, the Executive shall be entitled to any payments or benefits explicitly provided under the terms of any plan, policy or program of the Company or as otherwise required by applicable law.

                                   ARTICLE VII.
                                  MISCELLANEOUS

      7.1 Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including without limitation, set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced, except as otherwise specifically provided herein, by any compensation earned by the Executive as result of employment by another employer.

      7.2 Assignment, Successors. The Company may freely assign its respective rights and obligations under this Agreement to a successor of the Company's business, without the prior written consent of the Executive, provided that any such assignment of the Company's obligations under this Agreement shall not release the Company from such obligations to Executive. This Agreement shall be binding upon and inure to the benefit of the Executive and the Executive's estate and the Company and any assignee of or successor to the Company.

      7.3 Nonalienation of Benefits. Benefits payable under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to actually being received by the Executive, and any such attempt to dispose of any right to benefits payable hereunder shall be void.

      7.4 Severability. If all or any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Agreement not declared to be unlawful or invalid. Any paragraph or part of a paragraph so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such paragraph or part of a paragraph to the fullest extent possible while remaining lawful and valid.

      7.5 Amendment and Waiver. This Agreement shall not be altered, amended or modified except by written instrument executed by the Company and Executive. A waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition.

      7.6 Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of the Executive's employment or the termination of that employment (including without implication of limitation any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association ("AAA"), in accordance with the Employment Dispute Resolution Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, this provision shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate, provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 7.6.

      7.7 Notices. All notices and other communications hereunder shall be in writing and delivered by hand or by first class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

      If to the Company:         Snowdance, Inc.
                                 Route 44
                                 Brownsville, Vermont 05037


      If to the Executive:       Steven H. Plausteiner

                                 ------------------------------------

                                 ------------------------------------


      With copy to:              Dennis N. Berman, Esq.
                                 Sonnenschein Nath & Rosenthal
                                 1221 Avenue of the Americas
                                 New York, NY 1221

Either party may from time to time designate a new address by notice given in accordance with this Section. Notice and communications shall be effective when actually received by the addressee.

      7.8 Counterpart Originals. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      7.9 Entire Agreement. This Agreement forms the entire agreement between the parties hereto with respect to any severance payment and with respect to the subject matter contained in the Agreement.

      7.10 Applicable Law. The provisions of this Agreement shall be interpreted and construed in accordance with the laws of the state of Delaware, without regard to its choice of law principles.

      7.11 Survival of Executive's Rights. All of the Executive's rights hereunder, including but not limited to his rights to compensation and benefits shall survive the termination of the Executive's employment and/or the termination of this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

ATTEST:                                 SNOWDANCE, INC.

_______________________________         By: ____________________________________

                                            Its:________________________________

ATTEST:                                 EXECUTIVE:

_______________________________         ________________________________________